Exhibit 10.1

EXECUTION COPY
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                         AMCOL INTERNATIONAL CORPORATION


    $45,000,000 Series 2007-A Adjustable Fixed Rate Guaranteed Senior Notes,
                          Tranche 1, due April 2, 2017

   $30,000,000 Series 2007-A Adjustable Floating Rate Guaranteed Senior Notes,
                          Tranche 2, due April 2, 2017


                                   ----------


                             NOTE PURCHASE AGREEMENT

                                   ----------


                            Dated as of April 2, 2007


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                                      TABLE OF CONTENTS

SECTION                                    HEADING                                          PAGE
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
SECTION 1.  Authorization of Notes .......................................................   1

     Section 1.1   Description of Series 2007-A Notes ....................................   1

     Section 1.2   Provisions Relating to the Series 2007-A Tranche 1 Notes ..............   1

     Section 1.3   Provisions Relating to the Series 2007-A Tranche 2 Notes ..............   2

SECTION 2.  Sale and Purchase of Notes; Additional Series of Notes; Subsidiary Guaranty...   3

     Section 2.1   Series 2007-A Notes....................................................   3

     Section 2.2   Additional Series of Notes.............................................   3

     Section 2.3   Subsidiary Guaranty....................................................   5

SECTION 3.  Closing.......................................................................   5

SECTION 4.  Conditions to Closing.........................................................   6

     Section 4.1   Representations and Warranties.........................................   6

     Section 4.2   Performance; No Default................................................   6

     Section 4.3   Compliance Certificates................................................   6

     Section 4.4   Opinions of Counsel....................................................   7

     Section 4.5   Purchase Permitted By Applicable Law, Etc..............................   7

     Section 4.6   Sale of Other Notes....................................................   7

     Section 4.7   Payment of Special Counsel Fees........................................   7

     Section 4.8   Private Placement Number...............................................   7

     Section 4.9   Changes in Corporate Structure.........................................   7

     Section 4.10  Subsidiary Guaranty....................................................   8

     Section 4.11  Funding Instructions...................................................   8

     Section 4.12  Proceedings and Documents..............................................   8

SECTION 5. Representations and Warranties of the Company..................................   8

     Section 5.1   Organization; Power and Authority......................................   8

     Section 5.2   Authorization, Etc.....................................................   8

     Section 5.3   Disclosure.............................................................   9

     Section 5.4   Organization and Ownership of Shares of Subsidiaries; Affiliates.......   9

     Section 5.5   Financial Statements; Material Liabilities.............................  10
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                                      TABLE OF CONTENTS
                                         (CONTINUED)

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SECTION                                    HEADING                                          PAGE
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
     Section 5.6   Compliance with Laws, Other Instruments, Etc...........................  10

     Section 5.7   Governmental Authorizations, Etc.......................................  10

     Section 5.8   Litigation; Observance of Agreements, Statutes and Orders..............  11

     Section 5.9   Taxes..................................................................  11

     Section 5.10  Title to Property; Leases..............................................  11

     Section 5.11  Licenses, Permits, Etc.................................................  12

     Section 5.12  Compliance with ERISA..................................................  12

     Section 5.13  Private Offering by the Company........................................  13

     Section 5.14  Use of Proceeds; Margin Regulations....................................  13

     Section 5.15  Existing Debt; Future Liens............................................  13

     Section 5.16  Foreign Assets Control Regulations, Etc................................  14

     Section 5.17  Status under Certain Statutes..........................................  14

     Section 5.18  Environmental Matters..................................................  15

     Section 5.19  Notes Rank Pari Passu..................................................  15

SECTION 6.  Representations of the Purchasers.............................................  16

     Section 6.1   Purchase for Investment................................................  16

     Section 6.2   Accredited Investor....................................................  16

     Section 6.3   Source of Funds........................................................  16

SECTION 7.  Information as to Company.....................................................  18

     Section 7.1   Financial and Business Information.....................................  18

     Section 7.2   Officer's Certificate..................................................  20

     Section 7.3   Visitation.............................................................  21

SECTION 8.  Payment of the Notes..........................................................  22

     Section 8.1   Required Prepayments; Maturity.........................................  22

     Section 8.2   Optional Prepayments...................................................  22

     Section 8.3   Allocation of Partial Prepayments......................................  23

     Section 8.4   Maturity; Surrender, Etc...............................................  23

     Section 8.5   Purchase of Notes......................................................  23

     Section 8.6   Offer to Prepay Upon Sale of Assets....................................  24

     Section 8.7   Make-Whole Amount for the Series 2007-A Tranche 1 Notes................  25

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                                      TABLE OF CONTENTS
                                         (CONTINUED)

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SECTION                                    HEADING                                          PAGE
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
SECTION 9.  Affirmative Covenants.........................................................  26

     Section 9.1   Compliance with Law....................................................  26

     Section 9.2   Insurance..............................................................  26

     Section 9.3   Maintenance of Properties..............................................  26

     Section 9.4   Payment of Taxes and Claims............................................  27

     Section 9.5   Corporate Existence, Etc...............................................  27

     Section 9.6   Notes and Subsidiary Guaranty to Rank Pari Passu.......................  27

     Section 9.7   Books and Records......................................................  27

     Section 9.8   Designation of Subsidiaries............................................  28

     Section 9.9   Additional Subsidiary Guarantors.......................................  28

SECTION 10. Negative Covenants............................................................  29

     Section 10.1  Consolidated Debt to Consolidated EBITDA...............................  29

     Section 10.2  Priority Debt..........................................................  29

     Section 10.3  Limitation on Liens....................................................  29

     Section 10.4  Merger and Consolidation...............................................  31

     Section 10.5  Sales of Assets........................................................  32

     Section 10.6  Transactions with Affiliates...........................................  33

     Section 10.7  Line of Business.......................................................  33

     Section 10.8  Terrorism Sanctions Regulations........................................  33

     Section 10.9  Limitation on Unrestricted Subsidiaries................................  34

SECTION 11. Events of Default.............................................................  34

SECTION 12. Remedies on Default, Etc......................................................  36

     Section 12.1  Acceleration...........................................................  36

     Section 12.2  Other Remedies.........................................................  37

     Section 12.3  Rescission.............................................................  37

     Section 12.4  No Waivers or Election of Remedies, Expenses, Etc......................  37

SECTION 13. Registration; Exchange; Substitution of Notes.................................  38

     Section 13.1  Registration of Notes..................................................  38

     Section 13.2  Transfer and Exchange of Notes.........................................  38

     Section 13.3  Replacement of Notes...................................................  38

SECTION 14. Payments on Notes.............................................................  39

     Section 14.1  Place of Payment.......................................................  39

     Section 14.2  Home Office Payment....................................................  39

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                                      TABLE OF CONTENTS
                                         (CONTINUED)

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
SECTION                                    HEADING                                          PAGE
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
SECTION 15. Expenses, Etc.................................................................  40

     Section 15.1  Transaction Expenses...................................................  40

     Section 15.2  Survival...............................................................  40

SECTION 16. Survival of Representations and Warranties; Entire Agreement..................  40

SECTION 17. Amendment and Waiver..........................................................  41

     Section 17.1  Requirements...........................................................  41

     Section 17.2  Solicitation of Holders of Notes.......................................  41

     Section 17.3  Binding Effect, Etc....................................................  42

     Section 17.4  Notes Held by Company, Etc.............................................  42

SECTION 18. Notices.......................................................................  42

SECTION 19. Reproduction of Documents.....................................................  43

SECTION 20. Confidential Information......................................................  43

SECTION 21. Substitution of Purchaser.....................................................  44

SECTION 22. Miscellaneous.................................................................  45

     Section 22.1  Successors and Assigns.................................................  45

     Section 22.2  Payments Due on Non-Business Days......................................  45

     Section 22.3  Accounting Terms.......................................................  45

     Section 22.4  Severability...........................................................  45

     Section 22.5  Construction...........................................................  46

     Section 22.6  Counterparts...........................................................  46

     Section 22.7  Governing Law..........................................................  46

     Section 22.8  Jurisdiction and Process; Waiver of Jury Trial.........................  46

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ATTACHMENTS TO THE NOTE PURCHASE AGREEMENT:

Schedule A      -  Information Relating to Purchasers

Schedule B      -  Defined Terms

Schedule 5.4    -  Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5    -  Financial Statements

Schedule 5.15   -  Existing Debt

Schedule 10.3   -  Existing Liens

Exhibit 1(a)    -  Form of Series 2007-A Adjustable Fixed Rate Guaranteed Senior
                   Note, Tranche 1, due April 2, 2017

Exhibit 1(b)    -  Form of Series 2007-A Adjustable Floating Rate Guaranteed
                   Senior Note, Tranche 2, due April 2, 2017

Exhibit 4.4(a)  -  Form of Opinion of Special Counsel to the Company and the
                   Subsidiary Guarantors

Exhibit 4.4(b)  -  Form of Opinion of Special Counsel to the Purchasers

Exhibit S       -  Form of Supplement to Note Purchase Agreement

Exhibit SG      -  Form of Subsidiary Guaranty

                         AMCOL INTERNATIONAL CORPORATION
                        1500 West Shure Drive, 5th Floor
                     Arlington Heights, Illinois 60004-7803

    $45,000,000 Series 2007-A Adjustable Fixed Rate Guaranteed Senior Notes,
                          Tranche 1, due April 2, 2017

   $30,000,000 Series 2007-A Adjustable Floating Rate Guaranteed Senior Notes,
                          Tranche 2, due April 2, 2017

                                                                     Dated as of
                                                                   April 2, 2007

TO THE PURCHASERS LISTED IN
THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         AMCOL International Corporation, a Delaware corporation (the "Company"), agrees with the Purchasers listed in the attached Schedule A (the "Purchasers") to this Note Purchase Agreement (this "Agreement") as follows:

SECTION 1. AUTHORIZATION OF NOTES.

         Section 1.1 Description of Series 2007-A Notes. The Company will authorize the issue and sale of $75,000,000 aggregate principal amount of its Series 2007-A Senior Notes consisting of (a) $45,000,000 aggregate principal amount of its Series 2007-A Adjustable Fixed Rate Guaranteed Senior Notes, Tranche 1, due April 2, 2017 (the "Series 2007-A Tranche 1 Notes") and (b) $30,000,000 aggregate principal amount of its Series 2007-A Adjustable Floating Rate Guaranteed Senior Notes, Tranche 2, due April 2, 2017 (the "Series 2007-A Tranche 2 Notes"; the Series 2007-A Tranche 2 Notes together with the Series 2007-A Tranche 1 Notes are collectively referred to herein as the "Series 2007-A Notes"). The Series 2007-A Notes together with each Series of Additional Notes which may from time to time be issued pursuant to the provisions of Section 2.2 are collectively referred to herein as the "Notes" (such term shall also include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement). The Series 2007-A Tranche 1 Notes and the Series 2007-A Tranche 2 Notes shall be substantially in the forms set out in Exhibit 1(a) and Exhibit 1(b), respectively, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

         Section 1.2 Provisions Relating to the Series 2007-A Tranche 1 Notes. The Series 2007-A Tranche 1 Notes shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal thereof from the date of issuance at the Applicable Fixed Rate, payable semiannually in arrears on the second day of April and October in each year commencing on October 2, 2007 and, to the extent permitted by law, interest (so computed) on any overdue payment of interest, on any overdue payment (including any overdue prepayment) of principal and on any overdue payment of Make-Whole Amount at the Default Rate, until such overdue amounts shall have been paid. "Applicable Fixed Rate" shall mean 5.78% per annum, provided that during any period in which the Company has elected to increase the Maximum Leverage Ratio to 3.75 to 1.00 pursuant to
Section 10.1, "Applicable Fixed Rate" shall mean 6.03% per annum during such period.

         Section 1.3   Provisions Relating to the Series 2007-A Tranche 2 Notes.

                  (a) The Series 2007-A Tranche 2 Notes shall bear interest (computed on the basis of a 360-day year and the actual number of days elapsed and, as to each Interest Period or other period during which interest accrues, from and including the first day thereof to but excluding the last day thereof) on the unpaid principal thereof from the date of issuance at a floating rate equal to the Applicable Floating Rate for the Interest Period in effect from time to time, payable quarterly in arrears on each Interest Payment Date and, to the extent permitted by applicable law, interest on any overdue payment of interest, on any overdue payment (including any overdue prepayment) of principal and on any overdue payment of Prepayment Premium and on any overdue payment of Breakage Amount at the Default Rate, until such overdue amounts shall have been paid. "Applicable Floating Rate" shall mean a rate per annum equal to the Adjusted LIBOR Rate, provided that during any period in which the Company has elected to increase the Maximum Leverage Ratio to 3.75 to 1.00 pursuant to Section 10.1, "Applicable Floating Rate" shall mean a rate per annum equal to the Adjusted LIBOR Rate plus .25% during such period.

                  (b) The Applicable Floating Rate shall be determined by the Company, and notice thereof shall be given to the holders of Series 2007-A Tranche 2 Notes, within five Business Days after the beginning of each Interest Period, together with a copy of the relevant screen used for the determination of LIBOR, a calculation of the Adjusted LIBOR Rate and the Applicable Floating Rate for such Interest Period, the number of days in such Interest Period, the Interest Payment Date for such Interest Period and the amount of interest to be paid to such holder of Notes on such Interest Payment Date. In the event that the holders of more than 50% in aggregate principal amount of the outstanding Series 2007-A Tranche 2 Notes do not concur with such determination by the Company, as evidenced by a single written notice to the Company given by such holders of the Series 2007-A Tranche 2 Notes within 10 Business Days after receipt by such holders of the notice delivered by the Company pursuant to the immediately preceding sentence, the determination of the Applicable Floating Rate shall be made by such holders of the Series 2007-A Tranche 2 Notes, and any such determination made in accordance with the provisions of this Agreement, shall be conclusive and binding absent manifest error. If during any Interest Period the Company elects to increase the Maximum Leverage Ratio to 3.75 to 1.00 pursuant to Section 10.1 and such election would result in an increase in the Applicable Floating Rating during such Interest Period from the Applicable Floating Rate provided to the holders of the Series 2007-A Tranche 2 Notes pursuant to the first sentence of this Section 1.3(b), then, concurrently with the delivery of its election to increase the Maximum Leverage Ratio, the Company shall provide to the holders of the Series 2007-A Tranche 2 Notes a notice setting forth the revised amount of interest to be paid to each such holder on the Interest Payment Date for such Interest Period.

SECTION 2. SALE AND PURCHASE OF NOTES; ADDITIONAL SERIES OF NOTES; SUBSIDIARY GUARANTY.

         Section 2.1 Series 2007-A Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, on the Closing Date provided for in
Section 3, the Series 2007-A Notes of the tranche and in the principal amount specified opposite such Purchaser's name in Schedule A at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and no Purchaser shall have any obligation or any liability to any Person for the performance or nonperformance by any other Purchaser hereunder.

         Section 2.2   Additional Series of Notes.

                  (a) The Company may, from time to time, in its sole discretion but subject to the terms hereof, issue and sell one or more additional Series of its unsecured promissory notes under the provisions of this Agreement pursuant to a supplement (a "Supplement") substantially in the form of Exhibit S, provided that the aggregate principal amount of Notes of all Series issued pursuant to all Supplements in accordance with the terms of this Section 2.2 shall not exceed $225,000,000.

                  (b) Each additional Series of Notes (the "Additional Notes") issued pursuant to a Supplement shall be subject to the following terms and conditions:

                       (1) each Series of Additional Notes, when so issued, shall be differentiated from all previous Series by sequential alphabetical designation inscribed thereon;

                       (2) Additional Notes of the same Series may consist of more than one different and separate tranches and may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity, but all such different and separate tranches of the same Series shall, if and to the extent this Agreement requires or permits voting by Series, vote as a single class and constitute one Series;

                       (3) each Series of Additional Notes shall be dated the date of issue, bear interest at such rate or rates, mature on such date or dates, be subject to such put rights and mandatory and optional prepayment on the dates and at the premiums, if any, have such additional or different conditions precedent to closing, such representations and warranties and such additional covenants and defaults as shall be specified in the Supplement under which such Additional Notes are issued and upon execution of any such Supplement, this Agreement shall be deemed amended (i) to reflect such additional put rights, covenants and defaults without further action on the part of the holders of the Notes outstanding under this Agreement, provided, that any such additional put rights, covenants and defaults shall inure to the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding and (ii) to reflect such representations and warranties as are contained in such Supplement for the benefit of all holders of Notes in accordance with the provisions of Section 16;

                       (4) each Series of Additional Notes issued under this Agreement shall be in substantially the form of Exhibit 1 to Exhibit S with such variations, omissions and insertions as are necessary or permitted hereunder;

                       (5) the minimum principal amount of any Note issued under a Supplement shall be $100,000, except as may be necessary to evidence the outstanding amount of any Note originally issued in a denomination of $100,000 or more;

                       (6) all Additional Notes shall constitute Senior Debt of the Company and shall rank pari passu with all other outstanding Notes; and

                       (7) no Additional Notes shall be issued hereunder if at the time of issuance thereof and after giving effect to the application of the proceeds thereof, (i) any Default or Event of Default shall have occurred and be continuing or (ii) a waiver of Default or Event of Default shall be in effect.

                  (c) The right of the Company to issue, and the obligation of the Additional Purchasers to purchase, any Additional Notes shall be subject to the following conditions precedent, in addition to the conditions specified in the Supplement pursuant to which such Additional Notes may be issued:

                       (1) a duly authorized Senior Financial Officer of the Company shall execute and deliver to each Additional Purchaser and each holder of Notes an Officer's Certificate dated the date of issue of such Series of Additional Notes stating that such officer has reviewed the provisions of this Agreement (including all Supplements) and setting forth the information and computations (in sufficient detail) required to establish whether after giving effect to the issuance of the Additional Notes and after giving effect to the application of the proceeds thereof, the Company is in compliance with the requirements of Section 10.1 on such date;

                       (2) the Company and each such Additional Purchaser shall execute and deliver a Supplement substantially in the form of Exhibit S;

                       (3) each Additional Purchaser shall have confirmed in the Supplement that the representations set forth in Section 6 are true with respect to such Additional Purchaser on and as of the date of issue of such Additional Notes; and

                       (4) each Subsidiary Guarantor for which a Collateral Release shall not have occurred shall execute and deliver a Guaranty Accession Agreement in the form attached to the Subsidiary Guaranty.

         Section 2.3  Subsidiary Guaranty.

                  (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement (including all Supplements) will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement dated as of April 2, 2007, which shall be substantially in the form of Exhibit SG (the "Subsidiary Guaranty").

                  (b) The holders of the Notes agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Company (a "Collateral Release"), provided that (1) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty) as an obligor, co-obligor and guarantor under and in respect of the Bank Credit Agreement and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (2) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default shall have occurred and be continuing or will result from such release and discharge and (3) if any fee or other form of consideration is given to any holder of Debt of the Company, including, without limitation, any party to the Bank Credit Agreement, expressly for the purpose of such release, the holders of the Notes shall receive equivalent consideration.

SECTION 3. CLOSING.

         The sale and purchase of the Series 2007-A Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 623 Fifth Avenue, 28th Floor, New York, New York 10022 at 11:00 a.m. New York, New York time, at a closing on April 2, 2007 or on such other Business Day thereafter as may be agreed upon by the Company and the Purchasers (the "Closing Date"). On the Closing Date, the Company will deliver to each Purchaser the Series 2007-A Notes of each tranche to be purchased by such Purchaser in the form of a single Series 2007-A Note of such tranche (or such greater number of Series 2007-A Notes of such tranche in denominations of at least $100,000 as such Purchaser may request) dated the Closing Date and registered in such Purchaser's name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company in compliance with the funding instructions described in Section 4.10. If, on the Closing Date, the Company shall fail to tender such Series 2007-A Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser's satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

SECTION 4. CONDITIONS TO CLOSING.

         Each Purchaser's obligation to purchase and pay for the Series 2007-A Notes to be sold to such Purchaser on the Closing Date is subject to the fulfillment to such Purchaser's satisfaction, prior to or on the Closing Date, of the following conditions:

         Section 4.1   Representations and Warranties.

                  (a) Representations and Warranties of the Company. The representations and warranties of the Company in this Agreement shall be correct when made and on the Closing Date.

                  (b) Representations and Warranties of the Subsidiary Guarantors. The representations and warranties of the Subsidiary Guarantors in the Subsidiary Guaranty shall be correct when made and on the Closing Date.

         Section 4.2 Performance; No Default. The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Subsidiary Guaranty required to be performed or complied with by the Company and each Subsidiary Guarantor prior to or on the Closing Date, and immediately after giving effect to the issue and sale of the Series 2007-A Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since February 12, 2007 that would have been prohibited by Sections 10.3, 10.4, 10.5 or 10.6 had such Section applied since such date.

         Section 4.3   Compliance Certificates.

                  (a) Officer's Certificate of the Company. The Company shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1,
         4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate of the Company. The Company shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Series 2007-A Notes and this Agreement.

                  (c) Officer's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

                  (d) Secretary's Certificate of the Subsidiary Guarantors. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or an Assistant Secretary, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate or other proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

         Section 4.4 Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the Closing Date (a) from Lord, Bissell & Brook LLP, special counsel for the Company and the Subsidiary Guarantors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or special counsel to the Purchasers may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, special counsel to the Purchasers in connection with such transactions, substantially in the form set forth in
Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

         Section 4.5 Purchase Permitted By Applicable Law, Etc. On the Closing Date, such Purchaser's purchase of Series 2007-A Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by such Purchaser, such Purchaser shall have received an Officer's Certificate from the Company certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

         Section 4.6 Sale of Other Notes. On the Closing Date, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Series 2007-A Notes to be purchased by it on the Closing Date as specified in Schedule A.

         Section 4.7 Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing Date, the reasonable fees, reasonable charges and reasonable disbursements of special counsel to the Purchasers referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing Date.

         Section 4.8 Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each tranche of the Series 2007-A Notes.

         Section 4.9 Changes in Corporate Structure. Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation, or shall have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

         Section 4.10 Subsidiary Guaranty. The Subsidiary Guaranty shall have been duly authorized, executed and delivered by each Subsidiary Guarantor, shall constitute the legal, valid and binding contract and agreement of each Subsidiary Guarantor and such Purchaser shall have received a true, correct and complete copy thereof.

         Section 4.11 Funding Instructions. At least three Business Days prior to the Closing Date, such Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of the payment of funds and setting forth (a) the name and address of the transferee bank, (b) such transferee bank's ABA number and (c) the account name and number into which the purchase price for the Series 2007-A Notes is to be deposited.

         Section 4.12 Proceedings and Documents. All corporate and other organizational proceedings in connection with the transactions contemplated by this Agreement and the Subsidiary Guaranty and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and special counsel to the Purchasers, and such Purchaser and special counsel to the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or special counsel to the Purchasers may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to each Purchaser that:

         Section 5.1 Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series 2007-A Notes and to perform the provisions hereof and thereof.

         Section 5.2   Authorization, Etc.

                  (a) This Agreement and the Series 2007-A Notes to be issued on the Closing Date have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each such Series 2007-A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) The Subsidiary Guaranty has been duly authorized by all necessary corporate or other action on the part of each Subsidiary Guarantor and the Subsidiary Guaranty constitutes a legal, valid and binding obligation of each Subsidiary Guarantor enforceable against each Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         Section 5.3 Disclosure. This Agreement, the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5 (this Agreement, such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to February 12, 2007, being referred to, collectively, as the "Disclosure Documents"), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Documents, since December 31, 2005, there has been no change in the financial condition, operations, business or properties of the Company or any Restricted Subsidiary except changes that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. There is no fact known to a Responsible Officer that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents; provided that this representation shall not include any facts (a) that relate to the industry in which the Company or any Restricted Subsidiary participates generally or (b) that relate to general economic conditions.

         Section 5.4 Organization and Ownership of Shares of Subsidiaries; Affiliates.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Company's Restricted and Unrestricted Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (2) the Company's known Affiliates, other than Subsidiaries and (3) the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact and, in the case of each Subsidiary that is a Subsidiary Guarantor, to execute and deliver the Subsidiary Guaranty and to perform the provisions thereof.

                  (d) No Subsidiary is a party to, or otherwise subject to, any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any other Subsidiary that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

         Section 5.5   Financial Statements; Material Liabilities. The
Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

         Section 5.6 Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Series 2007-A Notes and the execution, delivery and performance by each Subsidiary Guarantor of the Subsidiary Guaranty will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         Section 5.7 Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be made or obtained by the Company or any Subsidiary in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Series 2007-A Notes or (b) any Subsidiary Guarantor of the Subsidiary Guaranty.

         Section 5.8   Litigation; Observance of Agreements, Statutes and
Orders.

                  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary or any property of the Company or any Restricted Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Restricted Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws, ERISA or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

         Section 5.9 Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not, individually or in the aggregate, Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate. The federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2002.

         Section 5.10 Title to Property; Leases. The Company and its Restricted Subsidiaries have good and sufficient title to their respective properties which the Company and its Restricted Subsidiaries own or purport to own that, individually or in the aggregate, are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Restricted Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that, individually or in the aggregate, are Material are valid and subsisting and are in full force and effect in all material respects.

         Section 5.11  Licenses, Permits, Etc.

                  (a) The Company and its Restricted Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names, or rights thereto, that, individually or in the aggregate, are Material, without known conflict with the rights of others.

                  (b) To the best knowledge of the Company, no product of the Company or any of its Restricted Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned by any other Person.

                  (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Restricted Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned or used by the Company or any of its Restricted Subsidiaries.

         Section 5.12  Compliance with ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in, and would not reasonably be expected to result in, a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code or Section 4068 of ERISA, other than such liabilities or Liens as would not be, individually or in the aggregate, Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in Section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred any withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that, individually or in the aggregate, are Material.

                  (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Series 2007-A Notes hereunder to each Purchaser will not involve any transaction with respect to such Purchaser that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax would be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser's representation in Section 6.3 as to the sources of the funds to be used to pay the purchase price of the Series 2007-A Notes to be purchased by such Purchaser.

         Section 5.13 Private Offering by the Company. Neither the Company nor anyone acting on the Company's behalf has offered the Series 2007-A Notes, the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than five other Institutional Investors of the type described in clause (c) of the definition thereof, each of which has been offered the Series 2007-A Notes and the Subsidiary Guaranty in connection with a private sale for investment. Neither the Company nor anyone acting on the Company's behalf has taken, or will take, any action that would subject the issuance or sale of the Series 2007-A Notes or the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers' representations in Sections 6.1 and Section 6.2.

         Section 5.14 Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series 2007-A Notes to refinance existing indebtedness and for other general corporate purposes of the Company. No part of the proceeds from the sale of the Series 2007-A Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated total assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.

         Section 5.15  Existing Debt; Future Liens.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Restricted Subsidiaries as of February 28, 2007 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Restricted Subsidiaries. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Restricted Subsidiary, and no event or condition exists with respect to any Debt of the Company or any Restricted Subsidiary, that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.

                  (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15.

         Section 5.16  Foreign Assets Control Regulations, Etc.

                  (a) Neither the sale of the Series 2007-A Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

                  (b) Neither the Company nor any Subsidiary (1) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in
         Section 1 of the Anti-Terrorism Order or (2) knowingly engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

                  (c) No part of the proceeds from the sale of the Series 2007-A Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

         Section 5.17 Status under Certain Statutes. Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

         Section 5.18  Environmental Matters.

                  (a) Neither the Company nor any Restricted Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Restricted Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

                  (b) Neither the Company nor any Restricted Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

                  (c) Neither the Company nor any Restricted Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in each case in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.

                  (d) All buildings on all real properties now owned, leased or operated by the Company or any Restricted Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

         Section 5.19  Notes Rank Pari Passu.

                  (a) The obligations of the Company under this Agreement and the Series 2007-A Notes rank pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Company, including, without limitation, all unsecured Senior Debt of the Company described in Schedule 5.15.

                  (b) The obligations of each Subsidiary Guarantor under the Subsidiary Guaranty rank pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of such Subsidiary Guarantor, including, without limitation, all unsecured Senior Debt of such Subsidiary Guarantor described in Schedule 5.15.

SECTION 6. REPRESENTATIONS OF THE PURCHASERS.

         Section 6.1 Purchase for Investment. Each Purchaser severally represents that it is purchasing the Series 2007-A Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that any Notes purchased by Banc of America Securities LLC on the Closing Date may, in the alternative, be purchased with the intent to be resold to a Qualified Institutional Buyer pursuant to Rule 144A of the Securities Act, provided further that, in any case, the disposition of such Purchaser's or such pension or trust fund's property shall at all times be within such Purchaser's or such pension or trust fund's control. Each Purchaser understands that the Series 2007-A Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Series 2007-A Notes.

         Section 6.2 Accredited Investor. Each Purchaser represents that it is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also "accredited investors"). Each Purchaser further represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Series 2007-A Notes.

         Section 6.3 Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by such Purchaser to pay the purchase price of the Series 2007-A Notes to be purchased by such Purchaser hereunder:

                  (a) the Source is an "insurance company general account" (as the term is defined in the United States Department of Labor's Prohibited Transaction Class Exemption ("PTE") 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the "NAIC Annual Statement")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser's state of domicile; or

                  (b) the Source is a separate account that is maintained solely in connection with such Purchaser's fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of PTE 84-14 (the "QPAM Exemption")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such QPAM and (2) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

                  (e) the Source constitutes assets of a "plan(s)" (within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "in-house asset manager" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of "control" in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

                  (f)  the Source is a governmental plan; or

                  (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

                  (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms "employee benefit plan," "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7. INFORMATION AS TO COMPANY.

         Section 7.1 Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), copies of:

                       (1) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

                       (2) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (b) Annual Statements-- within 105 days after the end of each fiscal year of the Company, copies of:

                       (1) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

                       (2) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC and Other Reports -- except for filings referred to in Section 7.1(a) and (b) above, promptly upon their becoming available and, to the extent applicable, one copy of (1) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally and (2) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becomes aware of the existence of any Default or Event of Default or that any holder of Notes has given any notice in writing or taken any action with respect to a claimed default hereunder or that any Person has given any notice in writing or taken any action with respect to a claimed default of the type referred to in Section 11(g), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becomes aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                       (1) with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date thereof; or

                       (2) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                       (3) any event, transaction or condition that would result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the imposition of a penalty or excise tax under the provisions of the Code relating to employee benefit plans, or the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; or

                       (4) receipt of notice of the imposition of a Material financial penalty (which for this purpose shall mean any tax, penalty or other liability, whether by way of indemnity or otherwise) with respect to one or more Non-U.S. Plans;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

                  (g) Supplements -- promptly and in any event within 10 Business Days after the execution and delivery of any Supplement, a copy thereof; and

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes or such information regarding the Company required to satisfy the requirements of 17 C.F.R. Section 230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

         Notwithstanding the foregoing, in the event that one or more Unrestricted Subsidiaries shall either (i) own more than 10% of the consolidated total assets of the Company and its Subsidiaries or (ii) account for more than 10% of the consolidated gross revenues of the Company and its Subsidiaries, determined in each case in accordance with GAAP, then, within the respective periods provided in Section 7.1(a) and (b) above, the Company shall deliver to each holder of Notes that is an Institutional Investor, unaudited financial statements of the character and for the dates and periods as in said Sections 7.1(a) and (b) covering such group of Unrestricted Subsidiaries (on a consolidated basis), together with a consolidating statement reflecting eliminations or adjustments required to reconcile the financial statements of such group of Unrestricted Subsidiaries to the financial statements delivered pursuant to Sections 7.1(a) and (b).

         Section 7.2 Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Company setting forth:

                  (a) Covenant Compliance -- the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section
         10.1 through Section 10.3, inclusive, and Section 10.5 during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         Section 7.3 Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

SECTION 8. PAYMENT OF THE NOTES.

         Section 8.1   Required Prepayments; Maturity.

                  (a) Series 2007-A Tranche 1 Notes. The Series 2007-A Tranche 1 Notes shall not be subject to any required prepayments and the entire unpaid principal amount of the Series 2007-A Tranche 1 Notes shall become due and payable on April 2, 2017.

                  (b) Series 2007-A Tranche 2 Notes. The Series 2007-A Tranche 2 Notes shall not be subject to any required prepayments and the entire unpaid principal amount of the Series 2007-A Tranche 2 Notes shall become due and payable on April 2, 2017.

                  (c) Required Prepayment of Additional Notes. Each Series and tranche, if applicable, of Additional Notes shall be subject to required prepayments as specified in the Supplement pursuant to which such Series and tranche, if applicable, of Additional Notes were issued.

         Section 8.2   Optional Prepayments.

                  (a) Optional Prepayments of Fixed Rate Notes. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series of Fixed Rate Notes, in an amount not less than 10% of the original aggregate principal amount of such Series of Fixed Rate Notes in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued and unpaid interest, plus the applicable Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount.

                  (b) Optional Prepayments of Floating Rate Notes. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, any Series or tranche of Floating Rate Notes, in an amount not less than 10% of the original aggregate principal amount of such Series or tranche of Floating Rate Notes in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus accrued and unpaid interest, plus the applicable Prepayment Premium, if any, determined for the prepayment date with respect to such principal amount and, if such prepayment occurs on any date other than an Interest Payment Date, the applicable Breakage Amount, if any.

                  (c) Optional Prepayment following Default. Notwithstanding anything contained herein to the contrary, the Company may not prepay any Series or tranche of Notes under Section 8.2(a) or 8.2(b) if a Default or Event of Default shall have occurred and be continuing or would result from such optional prepayment unless all Notes at the time outstanding are prepaid on a pro rata basis.

                  (d) Notice of Optional Prepayments. The Company will give each holder of Notes of the Series and tranche to be prepaid (with a copy to each other holder of Notes) written notice of each optional prepayment of Notes of such Series and tranche under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes of each Series and tranche to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount, if any, or Prepayment Premium, if any, as applicable, due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. In the case of prepayments of Fixed Rate Notes, two Business Days prior to such prepayment, the Company shall deliver to each holder of Fixed Rate Notes a certificate of a Senior Financial Officer specifying the calculation of the applicable Make-Whole Amount as of the specified prepayment date.

         Section 8.3 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to the provisions of Section 8.2, the principal amount of the Notes of the Series and tranche, if applicable, to be prepaid shall be allocated among all of the Notes of such Series and tranche, if applicable, at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. All regularly scheduled partial prepayments made with respect to any Series of Additional Notes pursuant to any Supplement shall be allocated as provided therein.

         Section 8.4 Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any, or Prepayment Premium, if any, and Breakage Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, or Prepayment Premium, if any, and Breakage Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         Section 8.5 Purchase of Notes. The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes of any Series except (a) upon the payment or prepayment of the Notes of any Series in accordance with the terms of this Agreement (including any Supplement) and the Notes of such Series or (b) pursuant to a written offer to purchase any outstanding Notes of any Series made by the Company or an Affiliate pro rata to the holders of the Notes of such Series upon the same terms and conditions (except that if such Series has more than one separate tranche, such written offer shall be allocated among all of the separate tranches of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof but such written offer may otherwise differ among such separate tranches and such written offer shall be made pro rata to the holders of the same tranches of such Series upon the same terms and conditions). Notwithstanding the foregoing sentence, if a Default or Event of Default shall have occurred and be continuing, such an offer to purchase made by the Company or an Affiliate shall be made pro rata to the holders of all Notes at the time outstanding. Any such offer shall provide each holder of the Notes of the Series being offered for purchase with sufficient information to enable it to make an informed decision with respect to such offer and shall remain open for at least 10 Business Days. If the holders of more than 50% of the outstanding principal amount of the Notes of the Series being offered for purchase accept such offer, the Company shall promptly notify the remaining holders of such Series of such fact and the expiration date for the acceptance by such holders of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

         Section 8.6   Offer to Prepay Upon Sale of Assets.

                  (a) Notice and Offer. In the event of a sale, lease or other disposition of a "substantial part" of the assets of the Company or any Restricted Subsidiary where the Company has elected to apply the net proceeds of such sale, lease or other disposition pursuant to Section 10.5(b), the Company shall, no later than the 305th day following the date of such sale, lease or other disposition, give written notice of such event (a "Sale of Assets Prepayment Event") to each holder of Notes. Such notice shall contain, and shall constitute, an irrevocable offer to prepay a Ratable Portion of the Notes held by such holder on the date specified in such notice (the "Sale of Assets Prepayment Date") which date shall be not less than 30 days and not more than 60 days after such notice.

                  (b) Acceptance and Payment. A holder of Notes may accept or reject the offer to prepay pursuant to this Section 8.6 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 days prior to the Sale of Assets Prepayment Date. A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.6 shall be deemed to constitute an acceptance of such offer by such holder. If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Sale of Assets Prepayment Date. Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Sale of Assets Prepayment Date and, if applicable, the Breakage Amount, if any, with respect to the principal being prepaid but, in any case, without any Make-Whole Amount or Prepayment Premium.

                  (c) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.6 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (1) the Sale of Assets Prepayment Date;
         (2) that such offer is being made pursuant to this Section 8.6 and that the failure by a holder to respond to such offer by the deadline established in Section 8.6(b) shall result in such offer to such holder being deemed accepted; (3) the Ratable Portion of each such Note offered to be prepaid; (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to the Sale of Assets Prepayment Date; (5) that the conditions of this Section
         8.6 have been satisfied and (6) in reasonable detail, a description of the nature and date of the Sale of Assets Prepayment Event giving rise to such offer of prepayment.

         Section 8.7 Make-Whole Amount for the Series 2007-A Tranche 1 Notes. The term "Make-Whole Amount" shall mean, with respect to any Series 2007-A Tranche 1 Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Series 2007-A Tranche 1 Note, minus the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "Called Principal" shall mean, with respect to any Series 2007-A Tranche 1 Note, the principal of such Series 2007-A Tranche 1 Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "Discounted Value" shall mean, with respect to the Called Principal of any Series 2007-A Tranche 1 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series 2007-A Tranche 1 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "Reinvestment Yield" shall mean, with respect to the Called Principal of any Series 2007-A Tranche 1 Note, 0.50% plus the yield to maturity calculated by using (a) the yields reported, as of 10:00 a.m. (New York, New York time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page PX1" (or such other display as may replace Page PX1 on Bloomberg Financial Markets ("Bloomberg") or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1) for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In either case, the yield will be determined, if necessary, by (1) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (2) interpolating linearly on a straight line basis between (i) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and
         (ii) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of such Series 2007-A Tranche 1 Notes.

                  "Remaining Average Life" shall mean, with respect to the Called Principal of any Series 2007-A Tranche 1 Note, the number of years (calculated to the nearest one-twelfth year) obtained by dividing
         (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Series 2007-A Tranche 1 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of such Series 2007-A Tranche 1 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

                  "Settlement Date" shall mean, with respect to the Called Principal of any Series 2007-A Tranche 1 Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

SECTION 9. AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 9.1 Compliance with Law. Without limiting Section 10.8, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, ERISA and the USA Patriot Act, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.2 Insurance. The Company will, and will cause each of its Restricted Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         Section 9.3 Maintenance of Properties. The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         Section 9.4 Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges or levies imposed upon them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, governmental charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax, assessment, governmental charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the non-filing or nonpayment, as the case may be, of all such taxes, assessments, governmental charges, levies and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         Section 9.5 Corporate Existence, Etc. Subject to Section 10.4, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.4 and 10.5, the Company will at all times preserve and keep in full force and effect the corporate or other existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate or other existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

         Section 9.6   Notes and Subsidiary Guaranty to Rank Pari Passu.

                  (a) The Notes and all other obligations under this Agreement of the Company are and at all times shall remain direct and unsecured obligations of the Company ranking pari passu as against the assets of the Company with all other Notes from time to time issued and outstanding hereunder without any preference among themselves and pari passu with all other present and future unsecured Senior Debt (actual or contingent) of the Company.

                  (b) The Subsidiary Guaranty and all other obligations of each Subsidiary Guarantor under the Subsidiary Guaranty are and at all times shall remain direct and unsecured obligations of such Subsidiary Guarantor ranking pari passu as against the assets of such Subsidiary Guarantor with all other present and future unsecured Senior Debt (actual or contingent) of such Subsidiary Guarantor.

         Section 9.7 Books and Records. The Company will, and will cause each of its Restricted Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Restricted Subsidiary, as the case may be.

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         Section 9.8   Designation of Subsidiaries. The Company may from time to
time cause any Subsidiary (other than a Subsidiary Guarantor) to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated a Restricted Subsidiary; provided, however, that at the time of such designation and immediately after giving effect thereto, (a) no Default or Event of Default shall have occurred and be continuing under the terms of this Agreement and (b) the Company and its Subsidiaries or Restricted Subsidiaries, as the case may be, would be in compliance with all of the covenants set forth in this Section 9 and
Section 10 if tested on the date of such action and provided, further, that, except as required in order for the Company to comply with the requirements of
Section 10.9, once a Subsidiary has been designated an Unrestricted Subsidiary or a Restricted Subsidiary pursuant to this Section 9.8, it shall not thereafter be redesignated as an Unrestricted Subsidiary or a Restricted Subsidiary on more than one occasion. Within 10 days following any designation described above, the Company will deliver to each holder of Notes a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Company certifying compliance with all requirements of this Section 9.8 and setting forth all information required in order to establish such compliance.

         Section 9.9 Additional Subsidiary Guarantors. The Company will cause any Subsidiary which becomes an obligor, co-obligor or guarantor in respect of Debt under the Bank Credit Agreement to become a party to the Subsidiary Guaranty and deliver to each of the holders of the Notes (concurrently with becoming an obligor, co-obligor or guarantor in respect of Debt under the Bank Credit Agreement) the following items:

                  (a) a supplement to the Subsidiary Guaranty in the form of Exhibit A to the Subsidiary Guaranty (a "Guaranty Supplement");

                  (b) a certificate signed by an authorized Responsible Officer making representations and warranties to the effect of those contained in Sections 5.2, 5.4, 5.6 and 5.7, with respect to such Subsidiary and such Subsidiary Guaranty, as applicable; and

                  (c) an opinion of counsel (who may be in-house counsel for the Company) addressed to each of the holders of the Notes which opinion shall be satisfactory to the Required Holders, to the effect that the Guaranty Supplement has been duly authorized, executed and delivered and that such Subsidiary Guaranty constitutes the legal, valid and binding contract and agreement of such Subsidiary enforceable in accordance with its terms, except as an enforcement of such terms may be limited by bankruptcy, insolvency, fraudulent conveyance and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         Anything in this Section 9.9 to the contrary notwithstanding, a Foreign Subsidiary that is or becomes a borrower under the Bank Credit Agreement shall not be deemed to be an obligor, guarantor or co-obligor of obligations existing under the Bank Credit Agreement for purposes of this Section 9.9 if such Subsidiary shall have no obligations under the Bank Credit Agreement or any other agreement or instrument for the repayment of any Debt outstanding under the Bank Credit Agreement (whether upon default by any party to the Bank Credit Agreement or otherwise) other than Debt directly borrowed by such Subsidiary.

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SECTION 10. NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         Section 10.1 Consolidated Debt to Consolidated EBITDA. The Company will not, at any time, permit the ratio of (a) Consolidated Debt at such time to
(b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on, or most recently ended prior to, such time to be greater than the Maximum Leverage Ratio. "Maximum Leverage Ratio" shall mean (1) at any time during any fiscal quarter in which the Company has provided the holders of Notes with a Notice of Election to Increase Leverage Ratio and during each of the three consecutive fiscal quarters immediately thereafter, 3.75 to 1.00 and (2) at any other time, 3.25 to 1.00.

         In this Section 10.1, for purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters, if during such period (1) the Company or any Restricted Subsidiary shall have acquired or disposed of any Person or acquired or disposed of all or substantially all of the assets of any Person or any business unit or division of any Person or (2) any Restricted Subsidiary is designated an Unrestricted Subsidiary or any Unrestricted Subsidiary is designated a Restricted Subsidiary, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

         Section 10.2 Priority Debt. The Company will not, at any time, permit the aggregate amount of all Priority Debt to exceed an amount equal to 20% of Consolidated Total Assets determined as of the end of the then most recently ended fiscal quarter of the Company.

         Section 10.3 Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

                  (a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (b) Liens incidental to the conduct of business or the ownership of properties and assets (including landlords', carriers', warehousemen's, mechanics', materialmen's and other similar Liens for sums not yet due and payable) and Liens to secure the performance of bids, tenders, leases or trade contracts or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business and not in connection with the borrowing of money;

                  (c) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to the ownership of property or assets or the ordinary conduct of the business of the Company or any Restricted Subsidiary, and Liens incidental to minor survey exceptions and the like, provided that such Liens do not, in the aggregate, materially detract from the value of such property;

                  (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

                  (e) Liens securing Debt of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

                  (f)  Liens existing on the Closing Date and reflected in
         Schedule 10.3;

                  (g) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory) useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof or improvement thereon or Liens incurred within 365 days of such acquisition or completion of such construction or improvement; provided that (1) the Lien shall attach solely to the property acquired, purchased, constructed or improved, (2) at the time of acquisition, construction or improvement of such property (or, in the case of any Lien incurred within 365 days of such acquisition or completion of such construction or improvement, at the time of the incurrence of the Debt secured by such Lien), the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Restricted Subsidiary, shall not exceed the lesser of (i) the cost of such acquisition, construction or improvement or (ii) the fair market value at the time such property is acquired or constructed or improvement of such property is completed, as the case may be, (as determined in good faith by one or more officers of the Company or such Restricted Subsidiary to whom authority to enter into the transaction has been delegated by the board of directors of the Company or such Restricted Subsidiary), (3) the aggregate principal amount of all Debt secured by such Liens would be permitted by the limitation set forth in Section 10.1 and (4) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                  (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed); provided that (1) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person becoming a Subsidiary or such acquisition of property, (2) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (3) the aggregate principal amount of all Debt secured by such Liens would be permitted by the limitation set forth in
         Section 10.1 and (4) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;

                  (i) any extensions, renewals or replacements of any Lien permitted by the preceding paragraphs (f), (g) and (h) of this Section 10.3; provided that (1) no additional property shall be encumbered by such Liens, (2) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased or the maturity thereof reduced and (3) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

                  (j) other Liens not otherwise permitted by paragraphs (a) through (i), inclusive, of this Section 10.3 securing Debt; provided that (1) the aggregate principal amount of all Debt secured by such Liens shall be permitted by the limitations set forth in Sections 10.1 and 10.2 and (2) at the time of such incurrence and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing.

         Section 10.4 Merger and Consolidation. The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

                  (a) any Restricted Subsidiary may (1) consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, (i) the Company or another Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) any other Person so long as the surviving or continuing entity is a Restricted Subsidiary or (2) convey, transfer or lease all or substantially all of its assets in compliance with the provisions of Section 10.5; and

                  (b) the Company may consolidate or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, any Person so long as:

                       (1) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be (the "Successor Corporation"), shall be a solvent entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                       (2) if the Successor Corporation is not the Company, (i) such Successor Corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, each Supplement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), (ii) the Successor Corporation shall have caused to be delivered to each holder of Notes an opinion of independent counsel reasonably acceptable to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms subject to customary exceptions and (iii) each Subsidiary Guarantor shall have reaffirmed in writing its obligations under its Subsidiary Guaranty; and

                       (3) immediately before and immediately after giving effect to such transaction no Default or Event of Default shall have occurred and be continuing.

         Section 10.5 Sales of Assets. The Company will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise dispose of any substantial part (as defined below) of the assets (including capital stock or similar equity interests of Subsidiaries) of the Company and its Restricted Subsidiaries; provided, however, that the Company or any Restricted Subsidiary may sell, lease or otherwise dispose of assets constituting a substantial part of the assets of the Company and its Restricted Subsidiaries if such assets are sold for fair market value and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to the net proceeds received from such sale, lease or other disposition (but only with respect to that portion of such assets that exceeds the definition of "substantial part" set forth below) shall be used within 365 days of such sale, lease or disposition, in any combination:

                  (a) to acquire productive assets used or useful in carrying on the business of the Company and its Restricted Subsidiaries and having a fair market value at least equal to the fair market value of such assets sold, leased or otherwise disposed of; and/or

                  (b) to prepay or retire Senior Debt of the Company and/or a Restricted Subsidiary, provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.6 in a principal amount which equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then the Company shall prepay or pay or cause to prepay or pay additional Debt of the Company or a Restricted Subsidiary, other than Subordinated Debt, in an amount equal to the Ratable Portion for such Note.

         As used in this Section 10.5 and in Section 8.6, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 10% of the book value of Consolidated Total Assets, determined as of the end of the fiscal quarter immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a "substantial part" (1) any sale, lease or other disposition of assets in the ordinary course of business of the Company and its Restricted Subsidiaries, (2) any sale, lease or other disposition of assets from the Company to a Restricted Subsidiary or from any Restricted Subsidiary to the Company or another Restricted Subsidiary and (3) any sale of property acquired or constructed by the Company or any Restricted Subsidiary after the Closing Date to any Person within 365 days following the acquisition or completion of construction of such property by the Company or such Restricted Subsidiary if the Company or such Restricted Subsidiary shall concurrently with such sale, lease such property, as lessee.

         Section 10.6 Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any material transaction or material group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or a Restricted Subsidiary), except pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms that are not materially less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

         Section 10.7 Line of Business. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the Closing Date.

         Section 10.8 Terrorism Sanctions Regulations. The Company will not, and will not permit any Subsidiary to, (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or
(b) knowingly engage in any dealings or transactions with any such Person.

         Section 10.9 Limitation on Unrestricted Subsidiaries. The Company will not, at any time, permit (a) the total assets of all Unrestricted Subsidiaries to constitute more than 20% of the consolidated total assets of the Company and its Subsidiaries or (b) the gross revenues of all Unrestricted Subsidiaries to account for more than 20% of the consolidated gross revenues of the Company and its Subsidiaries, in each case, determined in accordance with GAAP.

SECTION 11. EVENTS OF DEFAULT.

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, or Prepayment Premium, if any, or Breakage Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

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

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) (1) the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Section 10 or any covenant in a Supplement which specifically provides that it shall have the benefit of this paragraph (c) or (2) any Subsidiary Guarantor defaults in the performance of or compliance with any term of the Subsidiary Guaranty beyond any period of grace or cure period provided with respect thereto; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein or in any Supplement (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section
         11); or

                  (e) the Subsidiary Guaranty ceases to be a legally valid, binding and enforceable obligation or contract of any Subsidiary Guarantor (other than a Subsidiary Guarantor released in accordance with the terms of Section 2.3(b)), or any Subsidiary Guarantor or any party by, through or on account of any such Person, challenges the validity, binding nature or enforceability of the Subsidiary Guaranty or such Subsidiary Guarantor's obligations thereunder; or

                  (f) any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement, any Supplement under which Additional Notes are then outstanding, the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (g) (1) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt other than the Notes that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, (2) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any instrument, mortgage, indenture or other agreement relating to any Debt other than the Notes in an aggregate principal amount of at least $10,000,000 or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt other than the Notes before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000; or

                  (h) the Company or any Material Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated or (6) takes corporate action for the purpose of any of the foregoing; or

                  (i) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Material Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary, or any such petition shall be filed against the Company or any Material Subsidiary and such petition shall not be dismissed or stayed within 60 days; or

                  (j) a final judgment or judgments at any one time outstanding for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company or its Restricted Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (k) if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under
         Section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate "amount of unfunded benefit liabilities" (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000 (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan or (6) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12. REMEDIES ON DEFAULT, ETC.

         Section 12.1  Acceleration.

                  (a) If an Event of Default with respect to the Company described in paragraph (h) or (i) of Section 11 (other than an Event of Default described in clause (1) of paragraph (h) or described in clause
         (6) of paragraph (h) by virtue of the fact that such clause encompasses clause (1) of paragraph (h)) has occurred, all the Notes of every Series then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing with respect to any Notes, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by such holder or holders to be immediately due and payable.

         Upon any Note becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default
Rate) and (2) the applicable Make-Whole Amount, if any, or Prepayment Premium, if any, and Breakage Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein (or in any Supplement) specifically provided for), and that the provision for payment of a Make-Whole Amount, if any, or Prepayment Premium, if any, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         Section 12.2 Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         Section 12.3 Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and applicable Make-Whole Amount, if any, or Prepayment Premium, if any, and Breakage Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and applicable Make-Whole Amount, if any, or Prepayment Premium, if any, and Breakage Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17 and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to any Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         Section 12.4 No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         Section 13.1 Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         Section 13.2 Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(4)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder's attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same Series (and of the same tranche if such Series has separate tranches) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of the Note of such Series and tranche, if applicable, originally issued hereunder or pursuant to any Supplement. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of any Series and tranche, if applicable, one Note of such Series and tranche, if applicable, may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.3, provided, that such holder may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA.

         Section 13.3 Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(4)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser, an Additional Purchaser, another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver not more than 10 Business Days following satisfaction of such conditions, in lieu thereof, a new Note of the same Series (and of the same tranche if such Series has separate tranches), dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14. PAYMENTS ON NOTES.

         Section 14.1 Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, or Prepayment Premium, if any, and Breakage Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Bank of America, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         Section 14.2 Home Office Payment. So long as any Purchaser or Additional Purchaser or such Person's nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, or Prepayment Premium, if any, and Breakage Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser on Schedule A hereto or, in the case of any Additional Purchaser, Schedule A attached to the applicable Supplement, or by such other method or at such other address as such Purchaser or Additional Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser or Additional Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by any Purchaser or Additional Purchaser or such Person's nominee, such Person will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section
14.2 to any Institutional Investor that is the direct or indirect transferee of any Note.

SECTION 15. EXPENSES, ETC.

         Section 15.1 Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel for the Purchasers or any Additional Purchasers and, if reasonably required by the Required Holders, local or other counsel) incurred by each Purchaser, each Additional Purchaser and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, any Supplement, the Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, any Supplement, the Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, any Supplement, the Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note and (b) the reasonable costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Subsidiary Guaranty and by the Notes. The Company will pay, and will save each Purchaser, each Additional Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those, if any, retained by a Purchaser, an Additional Purchaser or other holder in connection with its purchase of its Notes).

         Section 15.2  Survival. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, any Supplement or the Notes and the termination of this Agreement or any Supplement.

SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein or in any Supplement shall survive the execution and delivery of this Agreement, such Supplement and the Notes, the purchase or transfer by any Purchaser or any Additional Purchaser of any Note or portion thereof or interest therein and the payment of any Note and may be relied upon by any subsequent holder of any Note, regardless of any investigation made at any time by or on behalf of any Purchaser, any Additional Purchaser or any other holder of any Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or any Supplement shall be deemed representations and warranties of the Company under this Agreement; provided, that the representations and warranties contained in any Supplement shall be made for the benefit of all holders of Notes so long as any Additional Notes issued pursuant to such Supplement remain outstanding. Subject to the preceding sentence, this Agreement (including every Supplement) and the Notes embody the entire agreement and understanding between the Purchasers, the Additional Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17. AMENDMENT AND WAIVER.

         Section 17.1  Requirements.

                  (a) This Agreement, any Supplement and the Notes may be amended, and the observance of any term hereof, of any Supplement or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (1) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such Section or such corresponding provision of any Supplement), will be effective as to any holder of Notes unless consented to by such holder of Notes in writing and (2) no such amendment or waiver may, without the written consent of all of the holders of Notes at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest (if such change results in a decrease in the interest rate) or of the applicable Make-Whole Amount, Prepayment Premium or Breakage Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

                  (b) Supplements. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplement providing for the issuance of one or more Series of Additional Notes consistent with Section 2.2 hereof without obtaining the consent of any holder of any other Series of Notes.

         Section 17.2  Solicitation of Holders of Notes.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of any Supplement, of the Subsidiary Guaranty or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof, of any Supplement, of the Subsidiary Guaranty or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support is concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

                  (c) Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

         Section 17.3 Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder, under the Subsidiary Guaranty or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         Section 17.4 Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, any Supplement, the Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein, in the Subsidiary Guaranty or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18. NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (b) by a recognized overnight delivery service (charges prepaid). Any such notice must be sent:

                       (1) if to any Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or nominee shall have specified to the Company in writing pursuant to this Section 18;

                       (2) if to any Additional Purchaser or its nominee, to such Additional Purchaser or its nominee at the address specified for such communications in Schedule A to the applicable Supplement, or at such other address as such Additional Purchaser or its nominee shall have specified to the Company in writing;

                       (3) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing pursuant to this Section 18; or

                       (4) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of its Chief Financial Officer or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19. REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including, without limitation, (a) all Supplements, (b) consents, waivers and modifications that may hereafter be executed, (c) documents received by any Purchaser on the Closing Date or by any Additional Purchaser on the date of purchase of its Additional Notes (except the Notes themselves) and (d) financial statements, certificates and other information previously or hereafter furnished to any holder of Notes, may be reproduced by such holder by any photographic, photostatic, electronic, digital, or other similar process and such holder may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.  CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "Confidential Information" shall mean information delivered to any Purchaser or any Additional Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser or Additional Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser or such Additional Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or such Additional Purchaser or any Person acting on such Purchaser's or such Additional Purchaser's behalf, (c) otherwise becomes known to such Purchaser or such Additional Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser or such Additional Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser and each Additional Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser or such Additional Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser or such Additional Purchaser, provided that such Purchaser or such Additional Purchaser may deliver or disclose Confidential Information to (1) such Purchaser's or such Additional Purchaser's directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser's or such Additional Purchaser's Notes), (2) such Purchaser's or such Additional Purchaser's financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which such Purchaser or such Additional Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (5) any Person from which such Purchaser or such Additional Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser or such Additional Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser's or such Additional Purchaser's investment portfolio or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser or such Additional Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser or such Additional Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser or such Additional Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser's or such Additional Purchaser's Notes, the Subsidiary Guaranty and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or any Supplement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

SECTION 21. SUBSTITUTION OF PURCHASER.

         Each Purchaser and each Additional Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder or under a Supplement, by written notice to the Company, which notice shall be signed by both such Purchaser or such Additional Purchaser and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement or such Supplement, as the case may be, and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser or such Additional Purchaser in this Agreement (other than in this Section 21) or such Supplement, shall be deemed to refer to such Affiliate in lieu of such original Purchaser or such original Additional Purchaser. In the event that such Affiliate is so substituted as a Purchaser or an Additional Purchaser hereunder or under a Supplement and such Affiliate thereafter transfers to such original Purchaser or such original Additional Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a "Purchaser" or an "Additional Purchaser" in this Agreement (other than in this Section 21) or such Supplement, shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser or such original Additional Purchaser, and such original Purchaser or such original Additional Purchaser shall again have all the rights of an original holder of the Notes under this Agreement or such Supplement, as the case may be.

SECTION 22. MISCELLANEOUS.

         Section 22.1 Successors and Assigns. All covenants and other agreements contained in this Agreement (including all covenants and other agreements contained in any Supplement) by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         Section 22.2 Payments Due on Non-Business Days. Anything in this Agreement, any Supplement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount, if any, or Prepayment Premium, if any, and Breakage Amount, if any, or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

         Section 22.3 Accounting Terms. All accounting terms used herein or in any Supplement which are not expressly defined in this Agreement or in such Supplement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein or in any Supplement, (a) all computations made pursuant to this Agreement or in such Supplement shall be made in accordance with GAAP and (b) all financial statements shall be prepared in accordance with GAAP.

         Section 22.4 Severability. Any provision of this Agreement or any Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of such Supplement, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 22.5 Construction. Each covenant contained herein or in any Supplement shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein or therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein or in any Supplement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement or any Supplement shall be deemed to be a part hereof or of such Supplement.

         Section 22.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         Section 22.7 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

         Section 22.8  Jurisdiction and Process; Waiver of Jury Trial.

                  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement, any Supplement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18(4) or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

                  (c) Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

                  (d) THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, ANY SUPPLEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

                                    * * * * *

         The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

                                                Very truly yours,

                                                AMCOL INTERNATIONAL CORPORATION


                                                By     /s/ Gary L. Castagna
                                                       -------------------------
                                                Name:  Gary L. Castagna
                                                Title: Senior Vice President and
                                                       Chief Financial Officer

Accepted as of the date first written above.

                                             METROPOLITAN LIFE INSURANCE COMPANY


                                             By     /s/ Judith A. Gulotta
                                                    ----------------------------
                                             Name:  Judith A. Gulotta
                                             Title: Director

                       INFORMATION RELATING TO PURCHASERS

                                                       PRINCIPAL AMOUNT OF
        NAME AND ADDRESS OF PURCHASER              SERIES 2007-A TRANCHE 1 AND
                                                 TRANCHE 2 NOTES TO BE PURCHASED

                                                    TRANCHE 1         TRANCHE 2
METROPOLITAN LIFE INSURANCE COMPANY              $   45,000,000    $  30,000,000
1 MetLife Plaza
27-01 Queens Plaza North
Long Island City, New York 11101

Payments

All scheduled payments on or in respect of the Notes to be by wire transfer of immediately available funds (identifying each payment as either "AMCOL International Corporation Series
2007-A Adjustable Fixed Rate Guaranteed Senior
Notes, Tranche 1, due April 2, 2017, PPN
02341WA*4, principal, interest or premium" or "AMCOL International Corporation Series 2007-A
Floating Rate Guaranteed Senior Notes, Tranche
2, due April 2, 2017, PPN 02341WA@2,
principal, interest or premium") to:

     Bank Name: JPMorgan Chase Bank
     ABA Routing #: 021-000-021
     Account No.: 002-2-410591
     Account Name: Metropolitan Life Insurance
                   Company
     Ref:  AMCOL  International  Corporation
           Series 2007-A Adjustable Fixed Rate
           Guaranteed Senior Note due April 2,
           2017 or AMCOL International
           Corporation Series 2007-A Adjustable
           Floating Rate Guaranteed Senior
           Note, Tranche 2, due April 2, 2017

For all payments other than scheduled payments of principal and interest, the Company shall seek instructions from the holder, and in the absence of instructions to the contrary, will make such payments to the account and in the manner set forth above.

                                   SCHEDULE A
                          (to Note Purchase Agreement)

Notices

All notices and communications to be addressed as first provided above, except notices of payments and written confirmations of such wire transfers:

     Metropolitan Life Insurance Company
     Investments, Private Placements
     P.O. Box 1902
     10 Park Avenue
     Morristown, NJ 07962-1902
     Attention: Director
     Facsimile: (973) 355-4250

With a copy, other than with respect to deliveries of financial statements, to:

     Metropolitan Life Insurance Company
     P.O. Box 1902
     10 Park Avenue
     Morristown, NJ 07962-1902
     Attention: Chief Counsel-Securities
        Investments (PRIV)
     Facsimile: (973) 355-4338

Taxpayer I.D. Number: 13-5581829

Name of Nominee in which Notes are to be issued: None

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "Acquisition" shall mean any transaction or series of related transactions (a) for the purpose of or resulting, directly or indirectly, in (1) the acquisition by the Company or a Restricted Subsidiary of all or substantially all of the assets of a Person, or of a business unit or division of a Person, (2) the acquisition by the Company or a Restricted Subsidiary of in excess of 50% of the capital stock, partnership interests, membership interests or other equity of any Person (other than a Person that is a Subsidiary), or otherwise causing any Person to become a Subsidiary or (3) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary), provided that the Company or a Restricted Subsidiary is the surviving entity and (b) where the aggregate fair market value of the assets or equity so acquired or, in the case of a merger, consolidation or other combination, so contributed shall exceed $20,000,000.

         "Additional Notes" is defined in Section 2.2(b).

         "Additional Purchasers" shall mean purchasers of Additional Notes.

         "Adjusted LIBOR Rate" shall mean, for any Interest Period, (a) with respect to the Series 2007-A Tranche 2 Notes, a rate per annum equal to 0.55% plus LIBOR for such Interest Period and (b) with respect to any Series or tranche of Additional Notes which are Floating Rate Notes, as set forth in the Supplement pursuant to which such Series or tranche of Additional Notes was issued.

         "Affiliate" shall mean, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "Agreement" is defined in the first paragraph of this Agreement.

         "Anti-Terrorism Order" shall mean Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079
(2001), as amended.

         "Applicable Fixed Rate" is defined in Section 1.2.

                                    EXHIBIT 1

               (to ________ Supplement to Note Purchase Agreement)

         "Applicable Floating Rate" is defined in Section 1.3(a).

         "Bank Credit Agreement" shall mean that certain Credit Agreement dated as of November 10, 2005 among the Company, Certain Borrowing Subsidiaries, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Harris N.A., as Administrative Agent as amended by that certain First Amendment to Credit Agreement dated as of June 14, 2006 and that certain Second Amendment to Credit Agreement dated as of March 9, 2007 and as the same may be further amended or restated, joined, supplemented or otherwise modified from time to time, and any renewals, extensions or replacements thereof.

         "Breakage Amount" shall mean (1) with respect to the Series 2007-A Tranche 2 Notes, any loss, cost or expense reasonably incurred by any holder of a Series 2007-A Tranche 2 Note as a result of any payment or prepayment of any Series 2007-A Tranche 2 Note on a day other than a regularly scheduled Interest Payment Date or at scheduled maturity thereof (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), and any loss or expense arising from the liquidation or reemployment of funds obtained by such holder or from fees payable to terminate the deposits from which such funds were obtained; provided that any such loss, cost or expense shall be limited to the time period from the date of such prepayment through the earlier of (a) the next Interest Payment Date and (b) the maturity date of the Series 2007-A Tranche 2 Notes and
(2) with respect to any Series or tranche of Additional Notes that are Floating Rate Notes, as set forth in the Supplement pursuant to which such Series or tranche of Additional Notes was issued. Each holder shall determine the Breakage Amount with respect to the principal amount of its Notes then being paid or prepaid (or required to be paid or prepaid) by written notice to the Company setting forth such determination in reasonable detail not less than two Business Days prior to the date of prepayment in the case of any prepayment pursuant to
Section 8.2 and not more than 10 Business Days after any payment required by
Section 12.1. Each such determination shall be conclusive absent manifest error.

         "Business Day" shall mean (a) for purposes of determining the Adjusted LIBOR Rate only, any day other than a Saturday, a Sunday or a day on which dealings in Dollars are not carried on in the London interbank market and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York, New York are required or authorized to be closed.

         "Capital Lease" shall mean, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" shall mean, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "Closing Date" is defined in Section 3.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                                      E-1-2

         "Collateral Release" is defined in Section 2.3(b).

         "Company" is defined in the first paragraph of this Agreement and includes any Successor Corporation.

         "Confidential Information" is defined in Section 20.

         "Consolidated Debt" shall mean, as of any date of determination, the total of all Debt of the Company and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, to the extent deducted in computing such Consolidated Net Income and without duplication, (a) depreciation, depletion, if any, and amortization expense for such period, (b) Consolidated Interest Expense for such period, (c) income tax expense for such period and (d) other non-cash charges for such period, all as determined in accordance with GAAP.

         "Consolidated Interest Expense" shall mean, for any period, the gross interest expense of the Company and its Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in the calculation of Consolidated Net Income for such period, after eliminating offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), determined in accordance with GAAP after eliminating offsetting debits and credits between the Company and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Restricted Subsidiaries in accordance with GAAP.

         "Consolidated Total Assets" shall mean, as of any date of determination, the total amount of all assets of the Company and its Restricted Subsidiaries, that would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date prepared in accordance with GAAP.

         "Debt" shall mean, with respect to any Person, without duplication,

                  (a)  its liabilities for borrowed money;

                  (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and other accrued liabilities arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                                      E-1-3

                  (c)  its Capital Lease Obligations;

                  (d) liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

                  (e) Guarantees by such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

         "Default" shall mean an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "Default Rate" shall mean (a) with respect to the Series 2007-A Tranche 1 Notes, that rate of interest that is the greater of (1) 2.00% per annum above the then applicable Applicable Fixed Rate and (2) 2.00% per annum above the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its "reference" rate, (b) with respect to the Series 2007-A Tranche 2 Notes, the Series 2007-A Tranche 2 Default Rate and (c) with respect to the Notes of any Series of Additional Notes, as set forth in the Supplement pursuant to which such Series of Additional Notes was issued.

         "Disclosure Documents" is defined in Section 5.3.

         "Dollars" or "$" shall mean lawful money of the United States of America.

         "Environmental Laws" shall mean any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

         "Event of Default" is defined in Section 11.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fixed Rate Notes" shall mean the Series 2007-A Tranche 1 Notes and each Series or tranche of Additional Notes for which the interest payable thereon is calculated at a fixed interest rate.

                                      E-1-4

         "Floating Rate Notes" shall mean the Series 2007-A Tranche 2 Notes and each Series or tranche of Additional Notes for which the interest payable thereon is calculated at a floating or variable interest rate.

         "Foreign Subsidiary" shall mean any Subsidiary other than a Subsidiary that is organized under the laws of any state or commonwealth of the United States of America.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America provided that, if the Company or the Required Holders notify the other party that it or they wish to amend any negative covenants (or any definition hereof) to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant or definition, then the Company's compliance with such covenant or the meaning of such definition shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Holders.

         "Governmental Authority" shall mean

                  (a)  the government of

                       (1) the United States of America or any state or other political subdivision thereof, or

                       (2) any other jurisdiction in which the Company or any Restricted Subsidiary conducts all or any part of its business, or which has jurisdiction over any properties of the Company or any Restricted Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "Guaranty" shall mean, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such
Person:

                  (a) to purchase such Debt or obligation or any property constituting security therefor primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of such Debt or obligation;

                   (b) to advance or supply funds (1) for the purchase or payment of such Debt or obligation or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt or obligation;

                                      E-1-5

                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt or obligation of the ability of any other Person to make payment of the Debt or obligation; or

                  (d) otherwise to assure the owner of such Debt or obligation against loss in respect thereof.

         In any computation of the Debt or other liabilities of the obligor under any Guaranty, the Debt or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor, provided that the amount of such Debt outstanding for purposes of this Agreement (including any Supplement) shall not exceed the maximum amount of Debt that is the subject of such Guaranty.

         "Guaranty Supplement" is defined in Section 9.9(a).

         "Hazardous Material" shall mean any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

         "holder" shall mean, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

         "INHAM Exemption" is defined in Section 6.3(e).

         "Institutional Investor" shall mean (a) any original purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than $2,000,000 of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form and (d) any Related Fund of any holder of any Note.

         "Interest Payment Date" shall mean the last day of each applicable Interest Period, provided that if an Interest Payment Date shall fall on a day which is not a Business Day, such Interest Payment Date shall be the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Payment Date shall be the next preceding Business Day.

         "Interest Period" shall mean (a) with respect to the Series 2007-A Tranche 2 Notes, the period of three months commencing on the Closing Date and ending on the numerically corresponding day in the third succeeding month thereafter, and each successive period of three months thereafter commencing on the last day of the immediately preceding Interest Period, provided that in no event may any Interest Period end after the maturity date of the Series 2007-A Tranche 2 Notes and (b) with respect to any Series or tranche of Additional Notes which are Floating Rate Notes, as set forth in the Supplement pursuant to which such Series or tranche of Additional Notes was issued.

                                      E-1-6

         "LIBOR" shall mean (a) with respect to the Series 2007-A Tranche 2 Notes, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundredth (1/100) of a percentage point) for deposits in Dollars for a three-month period which appears on the Bloomberg Financial Markets Service Page BBAM-1 (or if such page is not available, the Reuters Screen LIBO Page) as of 11:00 a.m. (London, England time) on the date two Business Days before the commencement of such Interest Period (or three Business Days prior to the beginning of the first Interest Period) and (b) with respect to any Series or tranche of Additional Notes which are Floating Rate Notes, as set forth in the Supplement pursuant to which such Series or tranche of Additional Notes was issued. "Reuters Screen LIBO Page" means the display designated as the "LIBO" page on the Reuters Monitory Money Rates Service (or such other page as may replace the LIBO page on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollar deposits).

         "Lien" shall mean, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement (other than an operating lease) or Capital Lease, upon or with respect to any property or asset of such Person (including, in the case of stock, shareholder agreements, voting trust agreements and all similar arrangements).

         "Make-Whole Amount" shall have the meaning (a) set forth in Section 8.7 with respect to the Series 2007-A Tranche 1 Notes and (b) set forth in the applicable Supplement with respect to any other Series or tranche of Additional Notes which are Fixed Rate Notes.

         "Material" shall mean material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole.

         "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement, any Supplement and the Notes, (c) the ability of the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Subsidiary Guaranty or (d) the validity or enforceability of this Agreement, any Supplement, the Subsidiary Guaranty or the Notes.

         "Material Subsidiary" shall mean, at any time, (a) any Subsidiary Guarantor and (b) any other Restricted Subsidiary of the Company which, together with all other Restricted Subsidiaries of such Restricted Subsidiary, accounts for more than (a) 5% of Consolidated Total Assets or (b) 5% of consolidated gross revenue of the Company and its Restricted Subsidiaries.

         "Maximum Leverage Ratio" is defined in Section 10.1.

                                      E-1-7

         "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         "NAIC" shall mean the National Association of Insurance Commissioners or any successor thereto.

         "NAIC Annual Statement" is defined in Section 6.3(a).

         "Notes" is defined in Section 1.

         "Notice of Election to Increase Leverage Ratio" shall mean a notice, dated not more than 10 Business Days after the date of completion of the Acquisition described therein, signed by a Senior Financial Officer of the Company, which shall state (a) that the Company or a Restricted Subsidiary has completed an Acquisition, (b) a description of such Acquisition, (c) the date of completion of such Acquisition, (d) the fair market value of the assets acquired or contributed in such Acquisition, (e) that immediately before giving effect to such Acquisition no Default or Event of Default shall have occurred and be continuing, (e) that by such notice the Company has elected to increase the Maximum Leverage Ratio to 3.75 to 1.00 for the fiscal quarter in which such Acquisition occurred and for each of the three consecutive fiscal quarters immediately thereafter and (f) that immediately after giving effect to such increase in the Maximum Leverage Ratio no Default or Event of Default shall have occurred and be continuing.

         "Officer's Certificate" with respect to any Person shall mean a certificate of a Senior Financial Officer or of any other officer of such Person whose responsibilities extend to the subject matter of such certificate.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "Person" shall mean an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

         "Plan" shall mean an "employee benefit plan" (as defined in Section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "Prepayment Premium" shall mean (a) with respect to the Series 2007-A Tranche 2 Notes, in connection with any optional prepayment of the Notes pursuant to Section 8.2 or acceleration of the Series 2007-A Tranche 2 Notes pursuant to Section 12.1, an amount equal to the applicable percentage of the principal amount of the Series 2007-A Tranche 2 Notes so prepaid or accelerated as follows:

                                      E-1-8

    PERIOD                                          APPLICABLE PERCENTAGE
    ---------------------------------------------   ---------------------
    For the period from the date of Closing until
                    April 2, 2008                            3%

       For the period from April 3, 2008 until
                    April 2, 2009                            2%

       For the period from April 3, 2009 until
                    April 2, 2010                            1%

                     Thereafter
                                                             0%

and (b) with respect to any Series or tranche of Additional Notes which are Floating Rate Notes, as set forth in the Supplement pursuant to which such Series or tranche of Additional Notes was issued.

         "Priority Debt" shall mean (without duplication), as of the date of any determination thereof, the sum of (a) all unsecured Debt of Restricted Subsidiaries (including all Guaranties of Debt of the Company) but excluding (1) unsecured Debt owing to the Company or any other Restricted Subsidiary, (2) unsecured Debt outstanding at the time such Person became a Restricted Subsidiary (other than an Unrestricted Subsidiary which is designated or redesignated as a Restricted Subsidiary pursuant to Section 9.8), provided that such Debt shall have not been incurred in contemplation of such Person becoming a Restricted Subsidiary, (3) unsecured Debt outstanding on February 28, 2007 that was directly borrowed under the Bank Credit Agreement by a Restricted Subsidiary that is a Foreign Subsidiary and which is identified on Schedule 5.15 and (4) all Guaranties of Debt of the Company by any Restricted Subsidiary which has also guaranteed the Notes pursuant to the Subsidiary Guaranty and (b) all Debt of the Company and its Restricted Subsidiaries secured by Liens other than Debt secured by Liens permitted by subparagraphs (a) through (i), inclusive, of
Section 10.3.

         "property" or "properties" shall mean, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PTE" is defined in Section 6.3(a).

         "Purchasers" shall mean the purchasers of the Notes named in Schedule A.

         "QPAM Exemption" is defined in Section 6.3(d).

         "Qualified Institutional Buyer" shall mean any Person who is a qualified institutional buyer within the meaning of such term as set forth in Rule 144(a)(1) under the Securities Act.

         "Ratable Portion" for any Note shall mean an amount equal to the product of (a) the net proceeds from a sale of assets being applied to the payment or prepayment of Debt pursuant to Section 10.5(b) multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Senior Debt.

                                      E-1-9

         "Related Fund" shall mean, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

         "Required Holders" shall mean, at any time, the holders of more than 50% in principal amount of the Notes of all Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates and any Notes held by parties who are contractually required to abstain from voting with respect to matters affecting the holders of the Notes).

         "Responsible Officer" shall mean any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "Restricted Subsidiary" shall mean (a) any Subsidiary that is a Subsidiary Guarantor and (b) any other Subsidiary (1) in which at least a majority of the voting securities are owned by the Company and/or one or more wholly-owned Restricted Subsidiaries and (2) which the Company has not designated as an Unrestricted Subsidiary on the Closing Date or by notice in writing given to the holders of Notes in accordance with the provisions of
Section 9.8.

         "Sale of Assets Prepayment Date" is defined in Section 8.6(a).

         "Sale of Assets Prepayment Event" is defined in Section 8.6(a).

         "SEC" shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

         "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

         "Senior Debt" shall mean, as of any date of determination thereof, all Consolidated Debt, other than Subordinated Debt.

         "Senior Financial Officer" with respect to any Person shall mean the chief financial officer, director of treasury, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

         "Series" shall mean any series of Notes issued pursuant to this Agreement or any Supplement.

         "Series 2007-A Notes" is defined in Section 1.

         "Series 2007-A Tranche 1 Notes" is defined in Section 1.

         "Series 2007-A Tranche 2 Default Rate" shall mean that rate of interest that is the greater of (a) 2.00% per annum above the then applicable Applicable Floating Rate and (b) 2.00% per annum above the rate of interest publicly announced by Bank of America, N.A. in New York, New York as its "reference" rate.

                                     E-1-10

         "Series 2007-A Tranche 2 Notes" is defined in Section 1.

         "Source" is defined in Section 6.3.

         "Subordinated Debt" shall mean all unsecured Debt of the Company or a Subsidiary Guarantor, as the case may be, which shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Debt of the Company (including, without limitation, the obligations of the Company under this Agreement, any Supplement or the Notes) or such Subsidiary Guarantor (including, without limitation, the obligations of such Subsidiary Guarantor under the Subsidiary Guaranty).

         "Subsidiary" shall mean, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Subsidiary Guarantor" shall mean each Subsidiary which is party to the Subsidiary Guaranty.

         "Subsidiary Guaranty" is defined in Section 2.3(a).

         "Successor Corporation" is defined in Section 10.4(b)(1).

         "Supplement" is defined in Section 2.2(a).

         "SVO" shall mean the Securities Valuation Office of the NAIC or any successor to such office.

         "tranche" shall mean all Notes of a Series having the same maturity, interest rate and schedule for mandatory prepayments.

         "Unrestricted Subsidiary" shall mean any Subsidiary so designated by the Company on the Closing Date or by notice in writing given to the holders of Notes in accordance with the provisions of Section 9.8.

         "USA Patriot Act" shall mean United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

                                     E-1-11